Exhibit 10.1

MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED SHARES
GRANTED UNDER THE NON-EMPLOYEE
DIRECTORS’ RESTRICTED STOCK PLAN

Date of Grant: October 13, 2006	Restricted Shares
Time of Grant: Close Market

In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. Non-Employee Directors’ Restricted Stock Plan (the “Plan”) and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the “Company”), hereby grants to the Director named below (“Participant”) the number of Restricted Shares of Common Stock of the Company as set forth below:

Participant: CLOUD L. CRAY
Number of Restricted Shares under the Plan:   582

NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.                                       Issuance of Restricted Shares.  The shares described above are being issued by the Company to the Participant as restricted shares pursuant to the terms and provisions of the Plan, a true copy of which is attached hereto as Exhibit A and incorporated herein by reference.  Upon the execution of this Agreement,  the Company shall issue in the Participant’s name the aggregate number of restricted shares described above,  subject to the provisions of the Plan requiring that such certificate or certificates be held in the custody of the Company.

2.                                       Vesting in Restricted Shares.  Subject to the provisions of the Plan, restricted shares shall vest in the Participant upon the Participant’s completion of three (3) full years of service on the Board of Directors of the Company (“Vesting Period”) commencing on October 13, 2006.  The restricted shares issued to the Participant shall be forfeited to the Company if the Participant resigns as a director during his or her term and prior to the end of the Vesting Period.  The restricted shares are subject to accelerated vesting as provided in the Plan.

3.                                       Restriction on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any restricted shares to any other person or entity during the Vesting Period.  Any disposition or purported disposition made in violation of this paragraph shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

4.                                       Legend on Certificates.  In order that all potential transferees and others shall be put on notice of this Agreement and so long as the risk of forfeiture exists under the Plan, each certificate evidencing ownership of the restricted shares issued pursuant to the Plan (and any replacements thereto) shall bear a legend in substantially the following form:

“The shares evidenced by this Certificate have been issued pursuant to the MGP Ingredients, Inc. Non-Employee Directors’ Restricted Stock Plan and a related agreement (the “Agreement”) between the Company and the registered holder.  The holder’s rights are subject to the restrictions, terms and conditions of the Plan, which restricts the transfer of the shares and subjects them to forfeiture to the Company under the circumstances referred to in the Agreement.  This legend may be removed when the holder’s rights to the shares vest under the Plan.”

5.             Controlling Provisions.  The provisions of the Plan shall apply to the award made under this Agreement.  In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will control.

IN WITNESS WHEREOF, this Instrument has been executed as of this 14th day of June, 2007.

MGP INGREDIENTS, INC.

By:	/s/ LADD M. SEABERG
Laidacker M. Seaberg
Chairman of the Board and
Chief Executive Officer

ACKNOWLEDGEMENT

I understand and agree that the Restricted Shares to be acquired by me are subject to the terms, provisions and conditions hereof and of the Plan, to all of which I hereby expressly assent.  This Agreement shall be binding upon and inure to the benefit of the Company, myself, and our respective successors and legal representatives.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except in writing signed by the parties sought to be bound thereby.  Any waiver of any term, condition or breach shall not be a waiver of any term or condition of the same term or condition for the future or any subsequent breach.  In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

Signed this	14th	day of June, 2007.

/s/ CLOUD L. CRAY, JR.
Signature of Participant